Exhibit 3.127

PAGE 1 T'lie :first State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "PRIDE OFFSHORE INTERNATIONAL LLC", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 2002, AT 4 O'CLOCK P .M. 3536775 8100 020383064 Harriet Smith W indsor, Secretary of State AUTHENTICATION : 1830836 DATE : 06- 14-02

CERTIFICATE OF FORMATION
OF
PRIDE OFFSHORE INTERNATIONAL LLC

The undersigned, being a person authorized to form a limited liability company under the Delaware Limited Liability Company Act, does hereby adopt the following Certificate of Formation for such limited liability company:

ARTICLE ONE

The name of the limited liability company is Pride Offshore International LLC (the "Company").

ARTICLE TWO

The address of the initial registered office of the company is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of its initial registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 13th day of June, 2002.

AUTHORIZED PERSON

W. Gregory Looser

W. Gregory Looser

ACKNOWLEDGMENT CERTIFICATE

State of Texas
County of Harris

On this 13th day of June, 2002, W. Gregory Looser, personally appeared before me, who is personally known to me to be the signer of the above instrument, and he acknowledged that he signed it.

Kathleen Moran

Signature of Notary Public
Kathleen Moran
Name of Notary printed

NOTARY PUBLIC STATE OF TEXAS
KATHLEEN MORAN
NOTARY PUBLIC, STATE OF TEXAS
MY COMMISSION EXPIRES
AUG. 19, 2005

HOU03:853079.3